For period ending January 31, 1996                                Exhibit 77C
File Number 811-7804


                         Managed High Yield Fund Inc.


An annual meeting of shareholders was held on November 16, 1995, at which the following proposals were approved:

PROPOSAL 1


                                             Shares For
                                             as a %
                                 Shares      of Total     Shares     Shares
                                 Voted       Shares       Voted      Withhold
                                 For         Voted        Against    Authority
                                 ------      -----------  -------    ---------

To vote for or against
the amendment of the
Fund's Articles of
Incorporation to change
the name of the Fund from
"PaineWebber Premier High
Income Trust Inc." to
"Managed High Yield
  Fund Inc."                     5,396,302   92.95%       35,647     373,362


PROPOSAL 2


                                             Shares For
                                             as a %
                                 Shares      of Total     Shares
                                 Voted       Shares       Withhold
                                 For         Voted        Authority
                                 ------      -----------  ---------
To vote for or against
the election of:
Richard Q. Armstrong             5,446,712   93.82%       358,600
E. Garrett Bewkes, Jr.           5,446,200   93.81%       359,112
Richard R. Burt                  5,450,242   93.88%       355,070
John R. Torell III               5,450,886   93.89%       354,426
William D. White                 5,447,265   93.83%       358,047



PROPOSAL 3



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                                             Shares For
                                             as a %
                                 Shares      of Total     Shares     Shares
                                 Voted       Shares       Voted      Withhold
                                 For         Voted        Against    Authority
                                 ------      -----------  -------    ---------

To vote for or against
the ratification of the
selection of ERNST & YOUNG
LLP as the Fund's independent
auditors for the fiscal year
ending July 31, 1996             5,460,695   94.06%       22,795     321,821